Exhibit 32.2

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Duke Realty Limited Partnership  (the “Partnership”) on Form 10-Q for the quarter ending September 30, 2005 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Matthew A. Cohoat, Executive Vice President and Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C.  Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)           The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)           The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/	Matthew A. Cohoat
Matthew A. Cohoat
Executive Vice President and
Chief Financial Officer of the
General Partner
Date: November 14, 2005

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Duke Realty Corporation, and will be retained by Duke Realty Limited Partnership and furnished to the Securities and Exchange Commission or its staff upon request.